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                                  EXHIBIT 10.5

                         EXECUTIVE EMPLOYMENT AGREEMENT

      This Executive Employment Agreement ("Agreement"), effective as of May 25, 2000, by and between Salvatore A. Bucci (the "Executive"), and HeavenlyDoor.com, Inc., a Delaware corporation ("HVDC").

      HVDC desires to employ the Executive as Senior Vice President and Chief Financial Officer of HVDC for the period and upon the terms and conditions hereinafter set forth.

      Executive desires to serve in such capacities for such period and upon such terms.

      Accordingly, the parties hereto agree as follows:

                       SECTION 1. EMPLOYMENT OF EXECUTIVE

      1.1 Employment. Subject to the terms and conditions of this Agreement, HVDC agrees to employ Executive as Senior Vice President and Chief Financial Officer of HVDC on a full time basis for a period of two years, subject to termination pursuant to Section 4. Executive shall report directly to the President and Chief Executive Officer of HVDC. Executive shall perform such specific duties as are commensurate with such positions, and as may reasonably be assigned to the Executive from time to time by the President and Chief Executive Officer of HVDC, for the period commencing on the date hereof and continuing until terminated as provided in Section 4.1 hereof. Executive hereby accepts such employment on a full time basis for a two-year period, subject to termination pursuant to Section 4. HVDC shall maintain a suitable executive office located in New York, New York or such other location mutually acceptable to HVDC and Executive and such shall be Executive's place of employment. Executive shall not accept any consulting engagements or Board memberships without the consent of HVDC, not to be unreasonably withheld.

                            SECTION 2. COMPENSATION

      For all services to be rendered by Executive to HVDC during the term of this Agreement, HVDC shall pay to, and provide the Executive with, the following compensation and benefits:

      2.1 Base Salary and Bonus. For the period from the date hereof until the first anniversary of the date hereof, HVDC shall pay to Executive (i) a base salary of not less than $150,000 per annum, payable in substantially equal installments in accordance with HVDC practice as in effect from time to time, and (ii) discretionary incentive and compensatory bonuses, based on the achievement of milestones to be agreed upon by HVDC and the Executive, as may be awarded by HVDC's Compensation Committee, provided such bonus shall not be less than $25,000 annually, $6,250 of which shall be paid with the first payment of base salary hereunder, with an equal amount to be paid with Executive's base salary payment every three months thereafter until paid in full. Commencing with the first anniversary of this Agreement and continuing during the term, HVDC will review Executive's base salary and
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bonus annually and may make adjustments to such base salary and determine such bonus based upon, among other factors: (a) Executive's performance, (b) HVDC's performance, (c) changes in costs of living, (d) changes in Executive's responsibilities, and (e) the benefit to HVDC of Executive's efforts on its behalf; provided that during the term of this Agreement Executive's base annual salary shall not be less than $150,000 per annum, and his minimum annual bonus for each of the two years during the term hereof shall be $25,000, $6,250 of which shall be paid with the first payment of base salary hereunder, with an equal amount to be paid with the Executive's base salary payment every three months thereafter during the term of this Agreement.

      2.2 Participation in Benefit Plans. Executive shall be entitled to participate in all employee benefit plans or programs of HVDC. For the purpose of determining Executive's eligibility for such plans and programs, Executive's tenure shall be calculated from the date hereof. In addition to the stock options granted pursuant to Section 2.3 hereof, HVDC may, from time to time, grant Executive stock options under HVDC's stock option plans. HVDC does not guarantee the adoption or continuance of any particular employee benefit or stock plan or other program during the term of this Agreement, and Executive's participation in any such plan or program shall be subject to the provisions, rules and regulations applicable thereto. Executive shall be entitled to not less than three weeks paid vacation each year in accordance with applicable HVDC policy. Health, life, disability and dental insurance plans shall cover Executive and his dependents as they do for other senior level HVDC executives; provided that until HVDC obtains health and disability insurance covering employees located in New York, HVDC will pay for the Executive's current health and disability insurance coverage. Such health and dental plans comply with ERISA and COBRA to the extent applicable. Under current health insurance policies, such COBRA rights will commence on termination of the period over which severance payments are made under Section 4.2. Executive agrees to submit to appropriate and reasonable medical examinations.

      2.3 Initial Option Grant. Executive will receive a stock option to purchase 325,000 shares of HVDC's Common Stock at an exercise price equal to the closing price of HVDC's Common Stock as reported by the Nasdaq SmallCap Market on the date hereof. Such option shall vest and become exercisable as to 25% of such shares on the first anniversary of the date hereof and as to an additional 25% of such shares on each of the next three anniversaries of such date. The option shall have a term of ten years and shall have such other terms and conditions consistent with the form of stock option agreement most recently approved by the Board for use under the 1998 Equity Incentive Plan. Such option shall be an incentive stock option to the extent permitted under applicable law.

      2.4 Expenses. HVDC shall promptly reimburse Executive for all ordinary and necessary business expenses incurred in the performance of Executive's duties under this Agreement, provided that Executive accounts properly for such expenses to HVDC in accordance with the general corporate policies of HVDC and in accordance with the requirements of the Internal Revenue Service regulations relating to substantiation of expenses.
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                     SECTION 3. CONFIDENTIAL INFORMATION AND
                           NON-COMPETITION AGREEMENTS

      As a condition to HVDC's obligations hereunder, the Executive will execute HVDC's standard confidentiality agreement pertaining to the intellectual property and confidential information of HVDC and HVDC's standard form of non-competition agreement for executive officers and key employees.

      The obligations of Executive under this section and the agreements referenced in the preceding paragraph shall survive termination of this Agreement for any reason.

                  SECTION 4. TERMINATION AND SEVERANCE PAYMENT

      4.1 Termination. The employment of the Executive by HVDC may be terminated as follows:

            (a) Executive's employment hereunder shall terminate upon Executive's death or inability, by reason of physical or mental impairment, to perform substantially all of Executive's duties as contemplated herein for a continuous period of 60 days or more;

            (b) Executive's employment hereunder may be terminated by HVDC or Executive without Cause (as hereinafter defined in subparagraph (c) below);

            (c) Executive's employment hereunder may be terminated by HVDC for Cause. As used herein, "Cause" means the failure of Executive to substantially perform his duties in accordance with this Agreement (other than any such failure resulting from incapacity due to physical or mental illness) in a way that materially and adversely affects HVDC, after a written demand for substantial performance is delivered to Executive by the President, Chief Executive Officer or Board of Directors of HVDC which specifically identifies the manner in which the President, Chief Executive Officer or Board of Directors believes that Executive has not substantially performed such duties and Executive has had a reasonable opportunity to remedy the same; and

            (d) Executive's employment hereunder may be terminated by Executive by notice to HVDC within 60 days after a change in control (as hereinafter defined) of HVDC. As used herein, the term "change in control" shall mean:

                  (i) The acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) (a "Person") of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 40% or more of either (i) the then outstanding shares of the Common Stock of HVDC (the "Outstanding HVDC Common Stock") or (ii) the combined voting power of the then outstanding voting securities of HVDC entitled to vote generally in the election of directors (the "Outstanding HVDC Voting Securities"); provided, however, that for purposes of this subsection (i), the following acquisitions shall not constitute a change in control of HVDC; (A) any acquisition directly from HVDC;
(B) any acquisition by HVDC; (C) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by HVDC or

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any corporation controlled by HVDC; or (D) any acquisition by any corporation pursuant to a transaction described in clause (A), (B) or (C) of subsection
(iii) below of this Section; or

                  (ii) Individuals who, as of the date hereof, constitute the Board of Directors of HVDC (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board of Directors; provided, however, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by HVDC's stockholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a person other than the Board of Directors; or

                  (iii) Consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of HVDC (a "Business Combination"), in each case, unless, following such Business Combination, (A) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company HVDC Stock and Outstanding HVDC Voting Securities, immediately prior to such Business Combination beneficially own, directly or indirectly, more than 70% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation which as a result of such transaction owns HVDC or all or substantially all of HVDC's assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination of the Outstanding HVDC Common Stock and Outstanding HVDC Voting Securities, as the case may be, (B) no person (excluding any employee benefit plan (or related trust) of HVDC or such corporation resulting from such Business Combination) beneficially owns, directly or indirectly, 20% or more of, respectively, the then outstanding shares of common stock of the corporation resulting from such Business Combination or the combined voting power of the then outstanding voting securities of such corporation except to the extent that such ownership existed prior to the Business Combination and (C) at least a majority of the members of the Board of Directors of the corporation resulting form such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board of Directors of HVDC, providing for such Board of Directors; or

                  (iv) Approval by the stockholders of HVDC of a complete liquidation or dissolution of HVDC.

            (e) Any termination by HVDC for Cause or by Executive on a change in control shall be communicated by a written notice (the "Termination Notice") to the other party given in accordance with Section 5.4 of this Agreement, which notice shall (i) indicate the specific termination provision of this Agreement relied upon, (ii) set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of Executive's employment under the provision so indicated and (iii) if the "date of termination" (as defined

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below) is other than the date of receipt of such notice, specify the termination date (which date shall be not more than thirty (30) days after the giving of such notice). The failure of HVDC or Executive to set forth in the Termination Notice any factor or circumstance which contributes to a showing of Cause or change in control shall not waive any right of HVDC or Executive, respectively, hereunder or preclude HVDC or Executive from asserting such fact or circumstance in enforcing HVDC's or Executive's rights hereunder.

            (e) The term "date of termination" shall mean (i) if Executive's employment is terminated by HVDC for Cause or by Executive on a change in control, the date of receipt of the Termination Notice or any later date specified therein, as the case may be, (ii) if Executive's employment is terminated by HVDC other than for Cause or the Employee's disability, the date of termination shall be the date on which HVDC notifies Executive of such termination; (iii) if Executive is terminated by reason of death or disability, the date of termination shall be the date of death of Executive or the date which is 60 days following the onset of the Executive's continuous inability to perform under Section 4.1(a) above.

      4.2 Severance Payment; Benefits.

            (a) Termination Events Resulting in Severance Payments. In the event of the termination of the Executive's employment by HVDC under Section 4.1(b) or by Executive under 4.1(d), then HVDC shall make severance payments to Executive equal to (A) one-half of the Executive's annual base salary pursuant to Section 2.1(i), plus (B) one-half of the annual amount of cash bonus most recently awarded purusant to Section 2.1(ii) (collectively, the "Base Salary Payment"). The Base Salary Payment shall be payable in a lump sum immediately after termination. No severance shall be payable in the event that Executive's employment is terminated by HVDC pursuant to Section 4.1(a) or (c). Upon termination of Executive's employment for any reason, Executive shall have no obligation of mitigation. All options vested under Section 2.3 shall continue to be exercisable until their expiration date, notwithstanding any termination hereunder.

            (b) Benefits. Executive's coverage under HVDC's life, health, disability and dental insurance plans will remain in effect and Executive will be entitled to continue to participate in HVDC's retirement plans, all at HVDC's expense, for six months, unless Executive notifies HVDC in writing that such coverage is no longer necessary. If, because of limitations required by third parties or imposed by law, Executive cannot be provided such benefits through HVDC's plans, then HVDC will provide Executive with substantially equivalent benefits on an aggregate basis, at its expense.

            (c) Accelerated Vesting of Options. If HVDC terminates the Executive pursuant to Section 4.1(b) or if Executive terminates his employment under
Section 4.1(d), any unvested options then held by Executive to purchase shares of the Common Stock of HVDC, shall, notwithstanding any contrary provision in this Agreement or any plan pursuant to which such options had been granted, be fully vested and exercisable on the date immediately preceding the effective date of such termination for the shorter of five years or the duration of the term of such options as if such termination of employment had not occurred. Executive acknowledges that such acceleration and extension of the exercisability of his options may cause incentive stock options to become non-statutory stock options. No vesting of options shall be
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accelerated in the event that Executive's employment is terminated by HVDC pursuant to Section 4.1(a) or (c), or by Executive pursuant to Section 4.1(b).

            (d) No Mitigation Obligation. In no event shall Executive be obligated to seek other employment or take any other action by way of mitigation of the amounts payable to Executive under any provision of this Agreement, and such amounts shall not be reduced whether or not Executive obtains other employment.

                            SECTION 5. MISCELLANEOUS

      5.1 Indemnification. HVDC shall, to the maximum extent permitted by applicable law, indemnify, defend and hold harmless Executive from, against and in respect of any and all payments, damages, claims, demands, losses, expenses, costs, obligations and liabilities (including, but not limited to, reasonable attorney's fees and costs and the costs of investigation and preparation) which, directly or indirectly, arise or result from or are related to the fact that Executive is or was an employee, officer, director or agent of HVDC. The terms of this provision shall survive termination of this Agreement without regard to the reason or basis for such termination.

      5.2 "Market Stand-off" Agreement. The Executive agrees, if requested by HVDC and an underwriter of Common Stock (or other securities) of HVDC, not to sell or otherwise transfer or dispose of any Common Stock (or other securities) of HVDC held by him during the 12 month period following the effective date of a registration statement filed under the Securities Act of 1933, as amended, or such shorter period permitted by HVDC and the underwriter with respect to any other director, officer or stockholder of HVDC beneficially owning 10% or more of the issued and outstanding common stock of HVDC. Such agreement shall be in writing in a form satisfactory to HVDC and such underwriter. HVDC may impose stop-transfer instructions with respect to the shares (or securities) subject to the foregoing restriction until the end of the 12-month period.

      5.3 Assignment.

            (a) This Agreement may not be assigned, in whole or in part, by any party without the prior written consent of the other party, except that HVDC may, without the consent of Executive, assign its rights and obligations under this Agreement to any corporation, firm or other business entity with or into which HVDC may merge or consolidate, or to which HVDC may sell or transfer all or substantially all of its assets, or of which 50% or more of the equity investment and of the voting control is owned, directly or indirectly, by, or is under common ownership with, HVDC; provided that, after any such assignment by HVDC, HVDC shall not be discharged from its liability hereunder.

            (b) HVDC shall require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business or assets of HVDC to assume expressly and agree to perform this Agreement in the same manner and to the same extent that HVDC would be required to perform it if no such succession had taken place. As used herein, HVDC shall mean HVDC as hereinbefore defined and any successor to
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its business or assets as aforesaid which assumes and agrees to perform this
Agreement by operation of law or otherwise.

      5.4 Notices. All notices, requests, demands and other communications to be given pursuant to this Agreement shall be in writing and shall be deemed to have been duly given if delivered by hand or mailed by registered or certified mail, return receipt requested, postage prepaid, to the addresses set forth at the end of this Agreement or such other address as a party shall have designated by notice in writing to the other party, provided that notice of any change in address must actually have been received to be effective hereunder.

      5.5 Integration. This Agreement is the entire agreement of the parties with respect to the subject matter hereof and supersedes any prior written or oral agreement or understanding relating to Executive's employment with or compensation by HVDC. This Agreement may not be amended, supplemented or otherwise modified except by a writing signed by Executive and HVDC.

      5.6 Binding Effect. Subject to Section 5.2, this Agreement shall inure to the benefit of and be binding upon the parties hereto and their successors, assigns, heirs and personal representatives.

      5.7 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which shall together constitute one and the same instrument.

      5.8 Severability. If any provision hereof shall, for any reason, be held to be invalid or unenforceable in any respect, such invalidity or unenforceability shall not affect any other provision hereof, and this Agreement shall be construed as if such invalid or unenforceable provision had not been included herein. If any provision hereof shall for any reason be held by a court to be excessively broad as to duration, geographical scope, activity or subject matter, it shall be construed by limiting and reducing it to make it enforceable to the extent compatible with applicable law as then in effect.

      5.9 Attorneys' Fees. In the event any party takes legal action to enforce any of the terms of this Agreement, the unsuccessful party to such action shall pay the successful party's expenses, including reasonable attorneys' fees and expenses, incurred in such action.

      5.10 Governing Law. This Agreement shall be governed by the laws of the State of New York, without regard to its conflict of law provisions.

      5.11 Arbitration. Any dispute arising under or relating to this Agreement shall be determined by a single arbitrator under the commercial arbitration rules of the American Arbitration Association. Any such arbitration shall be held in New York, New York. The costs and expenses of such arbitration shall be awarded as the arbitrator shall determine.


                  [Remainder of page intentionally left blank]
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IN WITNESS WHEREOF, the undersigned have duly executed and delivered this
                 Agreement as of the date first written above.

                                    EXECUTIVE


                                     /s/  Salvatore A. Bucci
                                    ------------------------------------------
                                    Salvatore A. Bucci


                                    HEAVENLYDOOR.COM, INC.


                                    By:  /s/  Lloyd J. Kagin
                                       ---------------------------------------
                                       Lloyd J. Kagin
                                       President, Chief Executive Officer
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                                 AMENDMENT NO. 1
                                       TO
                         EXECUTIVE EMPLOYMENT AGREEMENT


            This Amendment No. 1 (this "Amendment") to the Executive Employment Agreement (the "Agreement"), dated as of May 25, 2000, by and between Salvatore
A. Bucci (the "Executive") and Paligent Inc. (formerly known as
"HeavenlyDoor.com, Inc." or "HVDC"), a Delaware corporation (the "Company"), is entered into as of this 9th day of February, 2001.

                                    RECITALS:

            WHEREAS, the Company and Executive desire to amend the Agreement as set forth herein.

            NOW THEREFORE, for good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the Company and Executive hereby agree as follows:

            1. The Agreement is hereby amended as follows:

                  (a) by deleting the first three sentences of Section 1.1 Employment of Executive and replacing them as follows:

      "Subject to the terms and conditions of this Agreement and commencing on the date hereof, HVDC agrees to employ Executive as President and Chief Executive Officer of HVDC on a full time basis for a period of two years, subject to termination pursuant to Section 4. Executive shall report directly to the Chairman and the other members of the Board of Directors of HVDC. Executive shall perform such specific duties as are commensurate with such positions, and as may reasonably be assigned to the Executive from time to time by the Chairman of the Board of Directors of HVDC from time to time, for the period commencing on the date hereof and continuing until terminated as provided in Section 4.1 hereof."

                  (b) by deleting Section 2.1 Base Salary and Bonus in its entirety and replacing it as follows:

      "For the period from January 1, 2001 until termination pursuant to Section 4, HVDC shall pay to Executive (i) a base salary of not less than $200,000 per annum, payable in substantially equal installments in accordance with HVDC practice as in effect from time to time and (ii) discretionary incentive and compensatory bonuses, based on the achievement of milestones to be agreed upon by HVDC and the Executive."

            2. Concurrently with the execution of this Amendment, Executive shall be paid a bonus of $25,000, less requisite withholding taxes.
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            3. Except as amended hereby, the Agreement shall remain in full force and effect.

            4. This Amendment may be executed in one or more counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same agreement.


            IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first set forth above.


                                    PALIGENT INC.


                                    By:  /s/  Michael S. Weiss
                                       ---------------------------
                                        Michael S. Weiss
                                        Chairman


                                    EXECUTIVE


                                    /s/  Salvatore A. Bucci
                                    ------------------------------
                                    Salvatore A. Bucci